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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan of Lam Research Corporation of our report dated July 23, 1998, with respect to the consolidated financial statements and schedule of Lam Research Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

San Jose, California
November 4, 1998